Exhibit 10.9

Manufacturing Supply Agreement

THIS MANUFACTURING SUPPLY AGREEMENT (“Agreement”) is made and entered into as of September 9, 2021, by and between Fugang Technology Inc. (Fujian), (“Seller”), and North Atlantic Imports, LLC dba Blackstone Products, a Utah limited liability company (“Buyer”).

Seller and Buyer shall be collectively referred to as the “Parties” and individually a “Party.” This Agreement is effective as of the Effective Date (as defined in section 13(1)).

RECITALS

WHEREAS, Seller is willing to manufacture and sell to Buyer, and Buyer is willing to purchase from Seller, the Products as defined below in accordance with and subject to the terms and conditions of this Agreement.

AGREEMENT

1. Definitions. As used herein, the following capitalized terms shall have the following means:

(1)    “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in China are authorized or required to close.

(2)    “Buyer’s Intellectual Property Rights” means any and all existing or future trademarks, trade secrets, copyrights, patents, any applications for any of the foregoing, and any other intellectual property or proprietary rights worldwide, whether registered or unregistered. Includes any technology or invention developed that relates to, or for incorporation into, the Products, that are either developed by Buyer alone, by Buyer and Seller jointly, or by Seller alone as requested by Buyer in connection with this Agreement.

(3)    “Delivery Date” means the date on which delivery of a Product is requested in a Purchase Order.

(4)    “Governmental Authority” means any federal, state, local or foreign government, any self-regulated organization or other non-governmental regulatory authority, or any arbitrator, court or tribunal of competent jurisdiction.

(5)    “Person” means any natural person, any governmental authority or agency and any entity, including corporations, partnerships, joint ventures, limited liability companies, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

(6)    “Product” shall mean the products identified on Exhibit A (as the same may from time to time be amended, modified, supplemented or restated as agreed by Buyer and Seller).

(7)    “Representatives” means a Party’s affiliates and each of their respective Personnel, officers, directors, partners, shareholders, attorneys, third-party advisors, successors and permitted assigns.

(8)    “Specifications” shall mean the design, performance, and features of the respective Products provided by Buyer to Seller from time to time.

(9)    “Tooling” shall mean, collectively, all tooling, dies, test and assembly fixtures, gauges, jigs, patterns, casting patterns, cavities, molds, and documentation used by Seller in connection with its manufacture and sale of the Products, together with any accessions, attachments, parts, accessories, substitutions, replacements and appurtenances thereto.

2. Product, Price and Ordering.

(1)    Products. The Parties may include additional product and models as further agreed in writing from time to time. Seller hereby represents and warrants that the Products do not and shall not infringe on the products or intellectual property of any third party. Product related documentation, including owner’s manuals, service manuals, and other information Buyer may request for Buyer’s purposes or to comply with the requirements of various laws or regulations shall be delivered with the Products ordered hereunder.

(2)    Price. The price for the Product is to be agreed upon by Seller and Buyer and set forth in Exhibit A. Pricing may be changed from time to time as requested by either Party. Any such adjustments to the pricing, including an effective date to be used, shall be reviewed and agreed upon in a writing signed by each Party. If the Parties cannot agree to a pricing adjustment, the pricing shall remain as set forth on Exhibit A. All transactions shall be valued and executed in United States dollars.

(3)    Continuous Improvement. Seller shall work together with Buyer to achieve continuous improvement in the areas of product performance, technology, quality, service, delivery, and cost. The Parties shall use their commercially reasonable efforts to achieve year-over-year per-Product cost reductions for subsequent years’ pricing in order to ensure the Parties remain competitive in the marketplace.

(4)    Product Development. Seller shall manufacture the Products in accordance with the Specifications and in conformance with any industry standards applicable to the Products. Buyer shall maintain design control but may request Seller use local engineering resources as needed. Either Party may initiate an Engineering Change Request (ECR) for the purpose of modifying Product Specifications. Seller will inform Buyer of any related cost differences. Buyer must approve all Specification changes requested by Seller as well as any cost adjustments before such changes are implemented. Changes to Product pricing will be documented in a signed update of Exhibit A. During the development process Seller shall provide Buyer with samples as follows:

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Prototype Samples. Seller shall provide Buyer with samples of functional prototype units of each Product (“Prototype Samples,” also referred to as “Non-Off-Tool”), as requested for testing purposes during the development process, at a price not to exceed five (5) times the per-unit cost set forth on Exhibit A, unless agreed otherwise in writing. For example: if a griddle unit has a quoted cost of $150 then the maximum allowable price for a prototype sample would be $750. Notwithstanding the forgoing, the Parties agree that there should be no price limitation for Seller’s provision of the Prototype Samples for any new Products.

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Sales Samples. Seller shall provide Buyer with up to eight (8) free samples of each Product (“Sales Samples,” also referred to as “Off-Tool” or “Finished” units) to be used for sales and marketing purposes. Additional quantities requested will be charged to Buyer at the per-unit cost set forth on Exhibit A.

•	Projects Not Awarded. Buyer shall absorb the cost of samples at the aforementioned rates and quantities for projects that are not awarded by the sponsoring Customer.

(5)    Cost of Product Specification Changes. Buyer agrees to bear the additional costs incurred and pay Seller for changing the Specifications. Buyer shall provide its written instructions of changing Specifications to Seller so that Seller will calculate the corresponding costs for each change. If any of Seller’s parts inventory cannot be used due to the change of Specifications, Buyer shall also pay Seller for such parts inventory.

(6)    Acceptance, Rejection, and Cancellation of Purchase Orders. Buyer shall order its desired quantities of Products (including accessories or spare parts) to be provided by Seller under this Agreement by means of purchase orders (the “Purchase Orders”). Purchase Orders shall be in writing and specify the Product, accessories and/or spare parts, as well as the applicable price (as set forth in Exhibit A), quantity, Delivery Date, and other items as agreed by the Seller and Buyer. Seller shall confirm to Buyer in writing via email the receipt of each Purchase Order (each, a “Confirmation”) within three (3) Business Days. Each Confirmation must reference Buyer’s Purchase Order number and either (a) verify acceptance of the Purchase Order, (b) propose adjustments to Product quantities or ship dates for negotiation until the Parties can achieve mutual agreement, or (c) reject the Purchase Order with explanation. If Seller fails to issue a Confirmation within seven (7) Business Days, Seller will be deemed to have accepted the Purchase Order (each confirmed or accepted Purchase Order being an “Accepted Purchase Order”). Buyer may withdraw any Purchase Order prior to Seller’s acceptance of such Purchase Order. Seller may not change or cancel any Accepted Purchase Order without Buyer’s written consent. Buyer may make one or more change requests (each, a “Change Request”) to any pending or Accepted Purchase Order, and such Change Requests shall be subject to the same Confirmation requirements and processes set forth in this Section. Seller agrees to take all reasonable steps to meet Buyer’s Change Requests for increased or accelerated shipments of Products. If any of Seller’s Products, semi-finished Products, material, Tooling and/or parts cannot be used due to Buyer’s cancellation of any Purchase Order, Buyer shall compensate Seller for any reasonable costs and expenses incurred therefrom. If any terms and conditions contained in a Purchase Order conflict with any terms and conditions contained in this Agreement, the applicable term or condition of this Agreement will prevail.

(7)    No Right to Manufacture and Sell Products or Similar Products to Other Parties. During the Term, and for a period of two (2) years thereafter, Seller shall not manufacture or sell to any person or entity other than Buyer, or enter into any agreement with any person or entity other than Buyer, relating to the manufacture or sale of the Products or any other goods or products that are similar to or competitive with the Products. Seller shall not, at any time, use any of Buyer’s Intellectual Property Rights to manufacture or sell Products or other goods or products that are similar to or competitive with the Products to any other buyer.

(8)    Quantity and Forecasts. Buyer may provide Seller with a rolling forecast of its Product orders for a period of eight (8) months. Forecasts are for informational purposes only and do not create any binding obligations on behalf of either Party.

(9)    Replacement Parts. To enable Buyer to efficiently replace missing, damaged or defective Products, Seller will supply spare parts (“Replacement Parts”) at no cost to Buyer in quantities of up to 3% of the volume of each Product purchased. Buyer’s order of Replacement Parts (each, a “Replacement Part Purchase Order”) may be made either (a) in conjunction with initial orders to establish replacement part inventory or (b) from time to time to maintain sufficient inventory. Specific replenishment quantities will be determined based on whether parts are unique to a model or common to multiple models, probability of failure, historical use, projected volume, and delivery lead times. Buyer will make commercially reasonable efforts to order Replacement Parts aligned with Seller’s scheduled production runs for the Product(s) associated with such Replacement Parts.

(10)    Seller-Provided Information. Seller shall provide Buyer with the following information in a timely fashion as requested: production capacity, production schedule, and available inventory during each month during of the Term; Purchase Order status (in terms of production or shipping); quote status; sample status (in terms of production or shipping); Tooling asset list; bills of material; product specifications, parameters and dimensions; and product designs, plans and schematics in a complete and common file format.

3. Delivery, Title and Nonconforming Product.

(1)    Shipment and Delivery Requirements. Seller shall manufacture, assemble, pack, mark and deliver the Products to Buyer by the Delivery Date and strictly in the quantities, and by the methods specified by Purchase Order. Seller shall immediately notify Buyer of any failure to ship the specified quantity of Products ordered in time to meet the applicable Delivery Dates. If Seller fails to timely deliver any Product, except to the extent this failure is attributable to Buyer or Freight Forwarder, Seller will reimburse Buyer for all reasonable costs and expenses arising out of or relating to such delay or failure (including customer chargebacks).

(2)    Delivery, Title and Risk of Loss. Seller shall deliver the Products purchased hereunder to the Port of Xiamen unless otherwise agreed by the Parties in writing. Title to the Product and risk of loss or damage for the Product shall pass from Seller to Buyer upon delivery to the shipping carrier designated by Buyer.

(3)    Payment. Seller will invoice Buyer for the Products delivered. Unless otherwise agreed by Seller and Buyer in writing, Buyer shall pay all undisputed invoices by telegraphic transfer or telex transfer within sixty (60) days of Shipped on Board Date as specified on the corresponding Billing of Lading.

(4)    Quality. Seller shall manufacture the Products in accordance with the Specifications and in conformance with any industry standards applicable to the Products. Seller shall provide reasonable support as requested by Buyer to address and correct quality concerns. In addition to its other rights and remedies, Buyer may hold Seller responsible for costs associated with quality-issue investigation and resolution to the extent caused by Seller’s acts or omissions.

(5)    Inspection. Buyer and/or any customer of Buyer (each, a “Receiving Party”) may notify Seller in writing of rejection of any Product which does not comply with the Specifications (the “Nonconforming Product”). Seller and Receiving Party will discuss in good faith the measures to be taken regarding the Nonconforming Product, including options for repair or replacement.

(6)    Corrective Action. When Buyer identifies a quality deficiency in Seller’s development, manufacture, packaging or delivery of any Product, Buyer may require Seller to take the following actions: (i) perform a cause analysis to identify the cause of the deficiency; (ii) provide a written plan (the “Corrective Action Plan”) detailing the cause of, and procedure for, correcting such deficiency; (iii) implement the Corrective Action Plan as approved by Buyer; and (iv) provide Buyer with satisfactory assurance that such deficiency will not reoccur following the implementation of the Corrective Action Plan. In the event a Corrective Action Plan has been provided by Seller and approved by Buyer and the quality deficiency occurs again, Seller shall pay liquidated damages: (a) First offense: US$10,000; (b) Second and each following offense: US$25,000.

4.    Tooling. Buyer agrees to purchase the Tooling for Seller based on the Specifications requested by Buyer from a supplier mutually agreed to by the Parties. Buyer shall pay for the Tooling at the cost of book value. Buyer shall have all rights of ownership and control over such Tooling, including the right to take physical possession of such Tooling and remove it from Seller’s premises at any time, including in the event of factory closure or transfer of production. Seller further agrees that it shall not use for itself or allow any other person or entity to use or otherwise utilize any of the Tooling, other than for the use and benefit of Buyer or its assigns. Seller will keep the Tooling separate and identifiable at the business place of Seller or such other place as the Parties may agree. Seller shall maintain the Tooling in good order and repair and shall not waste or destroy the same. Buyer, its officers and/or agents shall have the continuing right to examine and inspect the Tooling at any time during reasonable business hours.

5.    Factory Inspection and Audit Rights. Seller hereby grants to Buyer, Buyer’s customers, and each of their authorized representatives (each, an “Auditing Party”), reasonable access to Seller’s premises (including Seller’s manufacturing operations used in production of the Products) and all pertinent documents and other information, whether stored in tangible or intangible form, including any books, records, and accounts, in any way directly related to Seller’s performance under this Agreement (including Sellers’ processes and procedures, Products, any payment or other transaction occurring in connection with this Agreement, production or quality records, or responsible sourcing requirements). All costs of initial audits shall be equally shared by both Parties; provided, however, if any further audits are required due to any material non-compliance found in the initial audit, all costs of such further audits shall be borne by Seller.

6. Compliance with Laws; Certifications.

(1)    Compliance. Seller shall at all times comply with all laws applicable to this Agreement, Seller’s operation of its business, and the exercise of its rights and performance of its obligations hereunder. Without limiting the foregoing, Seller shall ensure the Products and any related packaging, conform fully to all applicable laws. Upon Buyer’s request, Seller shall provide Buyer with (a) written certification of Seller’s compliance with all applicable laws; (b) written certification of the origin of any materials in the Products; and (c) any additional information regarding the Products requested by Buyer such that Buyer may comply in a timely manner with its obligations under applicable law.

(2)    Permits, Licenses, and Authorizations. Seller shall obtain and maintain all licenses, permits and certifications necessary for the exercise of its rights and the performance of Seller’s obligations under this Agreement, including any permits and certifications required for the manufacture of the Products, and the shipment of hazardous materials, as applicable.

(3)    Certifications. Seller acknowledges that Buyer and Buyer’s customers may require certain certifications with respect to components, processes, facilities, personnel, and systems related to the Products. Seller agrees to cooperate with Buyer, Buyer’s customers, and each of their authorized representatives (each, a “Certifying Party”) in making the Products and Seller’s processes, facilities, personnel and systems available for certification purposes. All reasonable costs of certification shall be borne by Buyer.

7. Product Warranty. Seller warrants to the Buyer, its customers and to any end users of the Products that for the period provided by applicable law, if any, the Products will:

(1) conform, in all respects, to the Specifications, standards, drawings, samples, descriptions, quality requirements, performance requirements, statements of work, fit, form and function requirements furnished as agreed by Seller and Buyer for the Products;

(2) conform with Buyer’s quality standards as notified Seller in writing from time to time;

(3) be free from defects, latent or otherwise, in design, materials, and workmanship;

(4) not infringe upon, violate or misappropriate the intellectual property rights of any third party;

(5) be fit and safe for (i) the particular purpose intended by Buyer and its customers, of which Seller is aware, and (ii) any and all reasonably foreseeable use;

(6) have been sufficiently tested to ensure that the foregoing provision is true; and

(7) comply with all applicable laws.

8. Withdrawal or Recall of Products. If Buyer, any of Buyer’s customers or any Governmental Authority determines that any Products sold to Buyer and a recall campaign is necessary, after giving a timely prior written notice the Seller, Buyer will have the right to implement such recall campaign and return defective Products to Seller or destroy such Products, as determined by Buyer in its reasonable discretion. If a recall campaign is implemented, at Buyer’s option, Seller shall promptly replace any defective Products and provide such replacement Products to Buyer or Buyer’s designee. The Parties shall mutually retain a professional third party to assist in determining the causes (manufacturing defects or design defects) that lead to the recall. The Parties’ costs and expenses associated with any recall campaign shall be allocated and borne by Seller and/or Buyer, as the case may be, based on the attributability of the Parties on the causes of the recall. Where applicable, the Parties shall equally share all reasonable expenses associated with determining whether a recall campaign is necessary.

9. Indemnity.

Buyer agrees to notify Seller as soon as practical of any third party claim, demand or cause of action in connection with the Products. Either Party shall indemnify, hold harmless and defend the other Party, together with the latter Party’s respective officers, directors and employees, from and against any and all actions, suits, claims or other obligations and expenses (including reasonable attorney’s fees and costs) arising out of or connected with (directly or indirectly), any action, claim or proceeding for any violation or infringement of any patents, trademarks, trade secrets or other protective devices, unfair competition, violations of law, product defect, product liability or defect in design, material or workmanship of the Products based on the attributability of each Party on the causes of such third party claim, demand or cause of action.

(1)    The Parties shall discuss promptly in good faith the measures to be taken regarding such claims. Buyer will provide Seller with the information and assistance reasonably requested by Seller to defend such claim, demand or cause of action.

(2)    If either Party hereto has committed a substantial and material breach of this Agreement, such Party shall indemnify the other Party for any costs, expenses and/or damages incurred therefrom.

10. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY OR ITS REPRESENTATIVES BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

11. Confidentiality.

(1)    The information supplied by one Party to the other under this Agreement which is marked or otherwise designated in writing to be of a proprietary or confidential nature (“Confidential Information”) shall be kept confidential by the receiving party. Except as otherwise specified in writing, the receiving party shall: (a) treat and protect the terms and provisions of this Agreement and all information, documentation, and know-how received as Confidential Information; (b) not reproduce (except in a manner and purpose consistent with the purpose of this Agreement) Confidential Information in whole or in part; and (c) use Confidential Information only in conjunction with its performance hereunder or its sale or use of the Products.

(2)    Neither Party shall forward or disclose any Confidential Information of the other Party to any third party without the prior written consent of the other Party, except that nothing herein shall preclude a Party from disclosing such information to any affiliate of such Party with a need to know such information. Notwithstanding the foregoing, neither Party shall have any obligation with respect to any information of the other Party which: (a) was previously known by or is independently and demonstrably developed at any time by the receiving party without any connection with the information received; (b) at any time becomes a matter of public knowledge without any act or negligence by the receiving party; or (c) is at any time lawfully received by the receiving party from a third Person under circumstances permitting its disclosure to others.

(3)    Each Party shall take the same actions and utilize the same precautions in preventing unauthorized disclosure of the other Party’s Confidential Information as it uses with regard to its own Confidential Information, which shall in no event be less than reasonable care.

(4)    In the event of termination of this Agreement for any reason, both Parties shall return or destroy and certify to the other Party the return or destruction of all Confidential Information and reproductions thereof. Notwithstanding the foregoing, Buyer may retain certain Confidential Information for an agreed period of time for the sole purpose of servicing the Product after which time Buyer shall then return such information to Seller.

12. Prohibited Acts. Each of the Parties shall not: (i) take any action that interferes with the other Party’s Intellectual Property Rights, including such other Party’s ownership or exercise thereof; (ii) challenge any right, title or interest of the other Party in such other Party’s Intellectual Property Rights; (iii) make any claim or take any action adverse to such other Party’s ownership of its Intellectual Property Rights; (iv) register or apply for registrations, anywhere in the world, on the other Party’s trademarks or any other trademark that is similar to such other Party’s trademarks or that incorporates such trademarks in whole or in confusingly similar part; (v) use any mark, anywhere, that is confusingly similar to the other Party’s trademarks; (vi) misappropriate any of the other Party’s trademarks for use as a domain name without such other Party’s prior written consent; or (vii) alter, obscure or remove any of the other Party’s trademarks or trademark or copyright notices or any other proprietary rights notices placed on the products purchased under this Agreement (including Products), marketing materials or other materials.

13. Term and Effectiveness.

(1)    This Agreement shall be for a term commencing on the date of this Agreement and ending three (3) years thereafter (the “Term”), unless extended by the Seller and Buyer in writing. This Agreement shall become effective from the date on which the first Purchase Order is placed by Buyer after the closing date of the envisaged transaction to change the Buyer’s ultimate holding company (the “Effective Date”).

14. Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving party may designate from time to time).

To Seller:

Attention: Shawn Lee

Address: [***]

Email: [***]

To Buyer:

Attention: Mark McConkie

Address: [***]

Email: [***]

15. Outstanding Accounts Payable. Buyer agrees to settle and pay within thirty (30) days of the Effective Date of the closing of the proposed business combination all accounts payable owed by Buyer to Seller’s affiliate (the “Outstanding Accounts Payable”) that are past due. The payment term set forth in clause 3(3) herein shall be applicable to all other Outstanding Accounts Payable not yet past due.

16. Partial Invalidity. The invalidity, in whole or part, of any section or paragraph of these terms shall not affect the validity of the remainder of such section or paragraph, or of these terms. Section headings are inserted for convenience only and shall not be used in any way to define the meaning of these terms.

17. Assignment. Either Party may assign its rights or obligations under this Agreement to any affiliate of such Party. Otherwise, neither Party shall transfer or assign its rights or obligations under this Agreement. The terms and provisions of this Agreement shall inure to the benefit and be binding upon the successors and permitted assigns of either Buyer or Seller.

18. Party Relationship. This Agreement does not create any agency, joint venture or partnership between Buyer and Seller. Neither Party shall impose or create any obligation or responsibility, express or implied, or make any promises, representations or warranties on behalf of the other Party or other than as expressly provided herein.

19. Governing Law and Controversies.

(1)    The validity, performances and all matters relating to the interpretation and effect of these terms and the Agreement and any amendment thereto shall be governed by the laws of Hong Kong without reference to its rules with respect to conflict of laws.

(2)    If any controversies or disputes arise out of or relating to this Agreement, the Parties shall first make efforts to resolve and settle the same through a good faith negotiation initiated within ten (10) days of receipt of written request for same by either Party to the other. If no resolution of such controversy or dispute is reached within sixty (60) days of the original request (or by such other date as the Parties may agree in writing), then either Party may pursue such controversy or dispute in binding arbitration.

(3)    The Parties agree that the United Nations Convention on Contracts for the International Sale of Products does not apply to this Agreement. Any dispute arising out of or relating to this Agreement shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be one and the arbitration proceedings shall be conducted in Chinese and English parallelly. In any action or proceeding to enforce rights under this Agreement, the prevailing Party shall be entitled to recover costs and attorneys’ fees.

20. Entire Agreement. This Agreement, including and together with any related exhibits, schedules and the applicable terms of any Purchase Orders, constitutes the entire understanding between the Buyer and the Seller concerning the subject matter hereof, and any representation, promise, understanding, proposal, agreement, warranty, course of dealing or trade usage not expressly contained or referenced herein shall not be binding on Seller. No modifications, amendment, rescission, waiver or other change shall be binding on either Party unless accepted in writing by that Party.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duty authorized representatives as of the dates set forth below.

NORTH ATLANTIC IMPORTS, LLC DBA BLACKSTONE PRODUCTS		Fugang Technology Inc. (Fujian)
		By	/s/ Shawn Lee
By	/s/ Roger Dahle	Name: Shawn Lee Title: CEO
Name: Roger Dahle Title: CEO

Exhibit A

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Amendment No. 1 to Manufacturing Supply Agreement

THIS AMENDMENT NO. 1 to MANUFACTURING SUPPLY AGREEMENT (“Amendment”) is made and entered into as of September 28, 2021 (the “Effective Date”), by and between Fugang Technology Inc. (Fujian), (“Seller”), and North Atlantic Imports, LLC dba Blackstone Products, a Utah limited liability company (“Buyer”). Seller and Buyer shall be collectively referred to as the “Parties” and individually a “Party.”

RECITALS

WHEREAS, the Parties have entered into a Manufacturing Supply Agreement, dated as of September 9, 2021 (the “Existing Agreement”);

WHEREAS, the Parties hereto desire to amend the Existing Agreement to include a pricing schedule and amend the effective date of the Existing Agreement, on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 20 of the Existing Agreement, the amendments contemplated by the Parties must be contained in a written agreement signed by each Party against whom the amendments are to be enforced.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.    Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.    Amendments to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended or modified as follows:

(a)    Section 13(1) of the Existing Agreement is hereby deleted in its entirety and is replaced with the following:

This Agreement shall be for a term commencing on the date of this Agreement and ending three (3) years thereafter (the “Term”), unless extended by the Seller and Buyer in writing. This Agreement shall become effective upon Buyer’s closing of the debt funding by White Oak Global Advisors, LLC.

(b)    Exhibit A to the Existing Agreement shall hereinafter be replaced with the Exhibit A attached hereto.

3.    Reference to and Effect on the Existing Agreement. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof’ or words of like import referring to the Existing Agreement, shall mean and be a reference to the Existing Agreement, as amended by this Amendment. The Existing Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of

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this Amendment shall not operate as a waiver of any right, power or remedy of Seller or Buyer under the Existing Agreement, nor constitute a waiver of any provision of the Existing Agreement.

4.    Execution in Counterparts. This Amendment may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by email or other means of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

5.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of Hong Kong.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their duty authorized representatives as of the date hereof.

NORTH ATLANTIC IMPORTS, LLC DBA BLACKSTONE PRODUCTS		Fugang Technology Inc. (Fujian)

By	/s/ Roger Dahle	By	/s/ Shawn Lee
Name: Roger Dahle		Name: Shawn Lee
Title: CEO		Title: CEO

[Signature Page to Amendment No. 1 to Manufacturing Supply Agreement]

Exhibit A

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Amendment No. 2 to Manufacturing Supply Agreement

THIS AMENDMENT NO. 2 to MANUFACTURING SUPPLY AGREEMENT (“Amendment No. 2”) is made and entered into as of October 22, 2021 (the “Effective Date”), by and between Fugang Technology Inc. (Fujian), (“Seller”), and North Atlantic Imports, LLC dba Blackstone Products, a Utah limited liability company (“Buyer”). Seller and Buyer shall be collectively referred to as the “Parties” and individually a “Party.”

RECITALS

WHEREAS, the Parties have entered into a Manufacturing Supply Agreement, dated as of September 9, 2021 (the “Original Agreement”) and an Amendment No. 1 to Manufacturing Supply Agreement dated September 28, 2021 (the “Amendment No. 1”);

WHEREAS, the Parties hereto desire to amend the Original Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 20 of the Original Agreement, the amendments contemplated by the Parties must be contained in a written agreement signed by each Party against whom the amendments are to be enforced.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Original Agreement.

2. Amendments to the Original Agreement. As of the Effective Date, the Original Agreement is hereby amended or modified as follows:

(a) The following new Section 2(11) shall be included:

Authorized Agent. Notwithstanding anything to the contrary contained in this Section 2, the Parties agree that the Buyer shall place the Purchase Orders with Seller’s authorized agent, Shining Era Enterprise Limited (“Authorized Agent”). Seller shall ensure that Authorized Agent complies with Seller’s obligations under this Agreement and shall be responsible and liable for any failure of Authorized Agent to do so.

(b) The following new Section 3(7) shall be included:

Delivery, Invoice and Payment. Notwithstanding anything to the contrary contained in this Section 3, the Parties acknowledge and agree that

Authorized Agent shall deliver the Products to Buyer in accordance with the provisions set forth in this Section 3. Authorized Agent will invoice Buyer for the Products delivered. Buyer shall pay Authorized Agent such invoices in accordance with the provisions set forth in this Section 3.

3. Execution in Counterparts. This Amendment No. 2 may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by email or other means of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of Hong Kong.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be duly executed by their duty authorized representatives as of the date hereof.

North Atlantic Imports, LLC dba Blackstone Products		Fugang Technology Inc. (Fujian)

By	/s/ Roger Dahle	By	/s/ Shawn Lee
Name: Roger Dahle		Name: Shawn Lee
Title: CEO		Title: CEO

Exhibit A

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